Exhibit 10.1
Bonuses Paid to Named Executive Officers for Fiscal 2004
     On February 14, 2005, the Compensation Committee of the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) authorized the payment of an annual cash bonus to each of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated April 27, 2004) in respect of the year ended January 2, 2005 (fiscal 2004). The following table sets forth the annual cash bonuses paid to the Named Executive Officers in respect of fiscal 2004 and fiscal 2003:

Name	Fiscal Year	Bonus
Steven G. Miller	2004	$615,000
Chairman of the Board, President and Chief Executive Officer	2003	$615,000

Thomas J. Schlauch	2004	$217,000
Senior Vice President, Buying	2003	$200,000

Charles P. Kirk	2004	$170,000
Senior Vice President (and Chief Financial Officer through August 5, 2005)	2003	$170,000

Richard A. Johnson	2004	$197,000
Senior Vice President, Store Operations	2003	$180,000

Gary S. Meade	2004	$98,000
Senior Vice President, General Counsel and Secretary	2003	$85,000
     The Company has provided additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended January 2, 2005, in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005.